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                           Option Exercise Agreement

     Agreement made as of the 28th day of July 1995 by and between Beachport Entertainment Corporation, a Utah corporation (the "Purchasers"), On Ice, Inc., a Delaware corporation (the "Company") and Barry Mendelson (the "Seller").

     Whereas the Purchaser acquired an option to purchase all of the issued and outstanding shares of common stock of the Company from the Seller, as of the 30th day of June 1995 (the "Option"); and

     Whereas, as of July 1, 1995, the Purchaser and Seller agreed to amend certain terms of the Option Agreement as hereinafter set forth and wish to set forth those amendments herein;

     Now, therefore, it is hereby agreed as follows:

     1. Except as hereinafter set forth, all of the terms, representations and warranties of the parties to the Option Agreement are incorporated herein as if fully stated herein.

     2. All defined terms in the Option Agreement shall have the same meaning as if fully set forth herein.

     3. The Seller acknowledges that as of July 1, 1995, the Option has been exercised by the Purchaser and the exercise price has been


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paid by delivery of the Purchaser's promissory note to the Seller in the amount of $500,000 (the "Notes"), a copy of which Note is attached hereto as Exhibit A.

     4. That pursuant to the terms of the Note, the Purchaser has agreed to pay the Seller in the following installments (hereinafter, the "Installment Payments"):

            (i) $100,000 on or before December 29, 1995;
            (ii) $100,000 on or before January 30, 1996; and
            (iii) $300,000 on or before February 15, 1996.

     5. If any of the Installment Payments are not made on or before the dates set forth in Section 4 above, the purchase price for the Seller's shares shall be increased to $1,000,000, which amount shall become immediately due and payable to Seller as of the date of any such default, less any amounts previously paid to Seller.

     6. Seller acknowledges receipt of the Beachport Shares.

     7. Purchser acknowledges receipt of the Shares.

     8. No course of dealing on the part of the Seller nor any failure or delay on the part of the Seller with respect to the exercise of any right, power or privilege given or granted hereunder, the Note, the Option Agreement or any other document or


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instrument executed in connection herewith shall operate as a waiver thereof as to any future defaults, or any single or partial exercise by the Seller of any right, power or privilege granted or contained herein or therein shall preclude the Seller from later or further exercise of any right, power or privileges as to any future defaults. The rights and remedies of Seller are cumulative and not exclusive of any other remedies under law. This Agreement, shall not be amended nor shall any right hereunder be deemed waived except by a written agreement expressly setting forth the amendment or waiver and signed by the parties hereto.

     IN WITNESS WHEREFOF, each of the parties hereto has duly executed this agreement as of the date and year first written above.

                                           Beachport Entertainment Corporation

                                           By: /s/ Robert L. Barland
                                              ----------------------------------
                                              Robert L. Barland, Vice President


                                           On Ice, Inc.

                                           By: /s/ Barry Mendelson
                                              ----------------------------------
                                              Barry Mendelson, President

                                               /s/ Barry Mendelson
                                              __________________________________
                                              Barry Mendelson

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